CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 4, 1998 included in Visual Data Corporation's Form 10-KSB for the year ended September 30, 1998 and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Miami, Florida,
   March 3, 1999.